UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
JNI Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

        On August 29, 2003, JNI Corporation ("JNI") filed the attached Current Report on Form 8-K ("Form 8-K") with the Securities and Exchange Commission. The following exhibits were filed with the Form 8-K and are incorporated by reference herein:

Exhibit 2.1	Agreement and Plan of Merger by and among Applied Micro Circuits Corporation, Azure Acquisition Corp. and JNI Corporation, dated as of August 28, 2003
Exhibit 99.1	Joint Press Release dated August 28, 2003
Exhibit 99.2	Form of Voting Agreement between Applied Micro Circuits Corporation and certain affiliates of JNI Corporation, dated as of August 28, 2003

        In connection with its proposed merger transaction with Applied Micro Circuits Corporation ("AMCC"), JNI will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF JNI ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, JNI Corporation, 10945 Vista Sorrento Parkway, San Diego, CA 92130 (Telephone: (858) 523-7000). In addition, documents filed with the SEC by JNI will be available free of charge at the SEC's web site at http://www.sec.gov.

        AMCC, JNI and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of JNI in favor of the acquisition. Information about the executive officers and directors of AMCC and their ownership of AMCC common stock is set forth in the proxy statement for AMCC's 2003 Annual Meeting of Stockholders, which was filed with the SEC on July 17, 2003. Information about the executive officers and directors of JNI is set forth in the proxy statement for JNI's 2003 Annual Meeting of Stockholders, which was filed with the SEC on May 13, 2003. Certain directors and executive officers of JNI may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options, or rights to severance payments if their employment is terminated following the merger. Additional information regarding AMCC, JNI and the interests of their respective executive officers and directors in the acquisition will be contained in the proxy statement regarding the acquisitions that will be filed by JNI with the SEC.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2003

JNI Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27755	33-0740004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10945 Vista Sorrento Parkway San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

(858) 523-7000
(Registrant’s telephone number, including area code)

Item 5.          Other Events.

On August 28, 2003, JNI Corporation, a Delaware corporation (“JNI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Applied Micro Circuits Corporation, a Delaware corporation (“AMCC”), and Azure Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of AMCC (“Merger Sub”), pursuant to which Merger Sub will merge with and into JNI, with JNI being the surviving corporation (the “Merger”).  The Merger is conditioned upon approval by holders of a majority of JNI common stock, as well as other customary closing conditions and regulatory approvals.  All of the directors and certain of the executive officers have signed agreements to vote their shares in favor of the transaction at a special stockholders meeting to vote on the transaction.  The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

JNI and AMCC issued a joint press release dated August 28, 2003, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement.

Item 7.          Financial Statements and Exhibits.

(c)                                  Exhibits

2.1	Agreement and Plan of Merger by and among Applied Micro Circuits Corporation, Azure Acquisition Corp. and JNI Corporation, dated as of August 28, 2003

99.1	Joint Press Release dated August 28, 2003

99.2	Form of Voting Agreement between Applied Micro Circuits Corporation and certain affiliates of JNI Corporation, dated as of August 28, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JNI Corporation

Date: August 29, 2003
	By:	/s/ Russell Stern
Russell Stern
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1	Agreement and Plan of Merger by and among Applied Micro Circuits Corporation, Azure Acquisition Corp. and JNI Corporation, dated as of August 28, 2003

99.1	Joint Press Release dated August 28, 2003

99.2	Form of Voting Agreement between Applied Micro Circuits Corporation and certain affiliates of JNI Corporation, dated as of August 28, 2003